Exhibit 10(n)

STOCK GRANT AGREEMENT

     STOCK GRANT AGREEMENT dated as of [date] between PARKER DRILLING COMPANY, a Delaware corporation (the “Company”), and [name of Holder], an employee of the Company or one of its subsidiaries (the “Holder”).

     WHEREAS, the Board of Directors of the Company has established the Parker Drilling Company and Subsidiaries 1991 Stock Grant Plan (the “Plan”);

     WHEREAS, the Compensation Committee of the Board of Directors, in accordance with the provisions of the Plan, has selected the Holder as a salaried key management employee who, in the Committee’s judgment, has significant potential for making substantial contributions to corporate growth and objectives;

     WHEREAS, in order to reward the Holder for services to be rendered in a manner that relates directly to the Company’s earnings growth and to further identify of the interests of the Holder and the Company’s shareholder through opportunities for increased stock ownership by the Holder, the Committee has determined that the Holder receive a Stock Grant under the Plan;

     NOW, THEREFORE, in consideration of the foregoing and the Holder’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

     1. The Company hereby grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, [no of shares] shares of Common Stock of the Company on the terms and conditions herein set forth.

     2. The certificates representing the shares of Common Stock granted to the Holder shall be registered in the name of the Holder and retained in the custody of the Company until such time as they are delivered to the Holder or forfeited to the Company in accordance with the terms hereof (the “Restriction Period”). During the Restriction Period, the Holder will be entitled to vote such shares and to receive dividends paid on such shares (less any amounts which the Company is required to withhold for taxes).

     3. If the Holder shall not have incurred a Termination of Employment prior to [date], the Company shall deliver to the Holder on or about such date a certificate, registered in the name of the Holder and free of restrictions hereunder, representing [insert %] of the total number of shares granted to the Holder pursuant to this Agreement. No payment (except for tax withholding) shall be required from the Holder in connection with any delivery to the Holder of the shares hereunder. If the Holder shall not have incurred a Termination of Employment prior to [date], the Company shall deliver to the Holder on or about such date a certificate, registered in the name of the Holder and free of restrictions hereunder, representing the remaining [insert %] of the total shares granted to the Holder pursuant to this Agreement; provided, that the delivery of the such certificate for the remaining [insert accelerated vesting provisions, if applicable].

     4. In the event the Holder has a Termination of Employment for reasons of Retirement at or after age 65, or Disability, and if there then remain any undelivered shares subject to restrictions hereunder, then such restrictions shall be deemed to have lapsed and the certificates for the remaining shares shall forthwith be delivered to such retired Holder.

     5. Subject to the provisions of paragraph 4 above, if the Holder has a Termination of Employment for any reason (including Retirement prior to age 65 or death) during the Restriction Period, then the Holder shall cease to be entitled to delivery of any of the shares covered by this Agreement which have not theretofore been delivered by the Company pursuant to paragraph 3 above, and all rights of the Holder in and to such undelivered shares shall be forfeited; provided, however, the Compensation Committee may, within 120 days after such Termination of Employment, in its sole discretion, determine whether such former Holder (or his beneficiary, estate or heirs) shall receive all or any part of the undelivered shares granted pursuant to this Stock Grant Agreement and whether to impose any conditions in connection therewith. In addition, the Committee shall from time to time determine in its sole discretion whether any period of nonactive employment, including authorized leaves of absence by reason of military or governmental service, shall constitute Termination of Employment for the purposes of this paragraph.

     6. The granting of this Stock Grant shall not in any way prohibit or restrict the right of the Company to terminate the Holder’s employment at any time, for any reason.

     7. While shares of Common Stock are held in custody for the Holder pursuant to this Agreement, they may not be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Holder and shall not be subject to execution, attachment or similar process.

     8. This Agreement and each and every obligation of the Company hereunder are subject to the requirement that if at any time the Company shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Holder may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company.

     9. You agree that (a) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or any of its Subsidiaries with respect to the Restricted Shares (which withholding obligations may be satisfied by the Company’s withholding of stock that is subject to this Award Agreement upon your specific authorization or by your transfer of other shares of stock to the Company) and (b) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

     10. In the event of a “change in control” as that term is defined in the Rights Agreement between the Company and Norwest Bank Minnesota, N.A., dated July 14, 1998, as amended, then the Holder shall have all the rights specified in Section 6 of the Plan.

     11. Defined words used in this Agreement shall have the same meaning as set forth in the definitions section or elsewhere in the Plan, the terms and conditions of which shall constitute an integral part hereof.

     12. Any notice which either party hereto may be required to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and to the Holder at this address as shown on the Company’s payroll records, or to such other address as the Holder by notice to the Company may designate in writing from time to time.

PARKER DRILLING COMPANY

By:

Name:
Title:

The foregoing Stock Grant Agreement is accepted by me as of [date], and I hereby agree to the terms, conditions and restrictions set forth above and in the Plan.

[Holder]

I acknowledge that I have received and read the attached letter from the Company dated [date] regarding Section 83(b) tax treatment of my stock grant and to the extent I deem necessary or desirable I have sought independent tax advice on the same. I understand that to accept Section 83(b) treatment I must file my election within 30 days of the date of this award. Based on my review and advice I hereby elect (check one):

( )	to decline Section 83(b) tax treatment and to be taxed as the restrictions lapse (or such later date as may result from the application of Section 16(b) of the Securities Exchange Act of 1934, as amended).

( )	to accept Section 83(b) tax treatment and to be taxed as of the date of grant for 100% of the shares of Common Stock granted by the foregoing stock grant and assume sole responsibility for filing my election within 30 days of the date of the Stock Grant Agreement.

[Holder]

Date

* Any election to be taxed as of the date of grant must be filed with the Internal Revenue Service not later than 30 days after the date of the grant and a copy filed with the Secretary of the Company.

PARKER DRILLING COMPANY AND SUBSIDIARIES
1991 STOCK GRANT PLAN
BENEFICIARY DESIGNATION FORM

     I hereby designate the following as my Beneficiary to receive any and all forfeitable shares under the Parker Drilling Company and Subsidiaries 1991 Stock Grant Plan, which the Committee may determine to deliver in the event of my death during the Restriction Period.

PRIMARY BENEFICIARY

Name	Relationship

Social
Security #	Address

CONTINGENT BENEFICIARY

Name	Relationship

Address

PARTICIPANT’S SIGNATURE

Date